ASSIGNMENT AND ASSUMPTION OF LEASE

Assignor:	Microsurgery Institute, LLC
Assignor's Mailing Address:	4120 Southwest Freeway, Suite 150 Houston, Texas 77027
Assignee:	Northstar Healthcare Inc.
Assignee's Mailing Address:	4120 Southwest Freeway, Suite 150 Houston, Texas 77027
Landlord:	Southwest Professional Building, Ltd.
Leased Premises:	The leased premises located at 5920 Forest Park, Suites 525, 540, and 700 Dallas, Texas 75235
Lease:	That certain (i) Medical Office Building Lease Agreement, dated June 1, 2012, by and between Assignor (as Tenant) and Landlord, regarding Suite 700 (the "Suite 700 Lease") and (ii) Medical Office Building Lease Agreement, dated October 17, 2013, by and between Assignor (as Tenant) and Landlord, regarding Suites 525 and 540 (as amended on each of November 30, 2013 and December 1, 2013, being referred to herein as the "Suites 525/540 Lease and Amendments" and, together with the Suite 700 Lease, being sometimes referred to herein individually and collectively as the "Lease"). Copies of each the Suite 700 Lease and the Suites 525/530 Leases and Amendments are attached hereto as Exhibits A, B, C, and D.

Assignor is a subsidiary of Assignee.

Assignor, for the consideration of Ten Dollars ($10.00) and the further consideration described in the Asset Purchase Agreement, hereby assigns to Assignee all of Assignor's right, title, and interest in and to each Lease.

Assignee assumes and agrees to perform all of the Assignor's obligations (as Tenant) under each Lease from and after the date of each Lease. Landlord's obligation to repay security and prepaid rental deposits to Assignee under each Lease, if any, shall be limited to the amount of cash delivered or credited by Assignor to Assignee with respect to security and prepaid rental deposits of each Lease. Assignee will indemnify, defend, and hold Landlord and Assignor harmless from any loss, attorneys' fees, expenses, or claims arising out of or related to Assignee's failure to perform any of the obligations of Assignor or Assignee (as Tenant) under each Lease.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease to be effective as of December 1, 2013.

ASSIGNOR:

MICROSURGERY INSTITUTE, LLC, a Texas limited liability company

By: ______________________
Kenneth Efird, Manager

ASSIGNEE:

NORTHSTAR HEALTHCARE INC., a British Columbia company

By: ______________________
Harry Fleming, CFO

Effective as of December 1, 2013, Landlord (a) consents to the assignment of the Lease by Assignor to Assignee, (b) agrees to recognize Assignee as the "Tenant" under the Lease and thereby establish direct privity of estate and privity of contract with Assignee, and (c) releases Assignor of any and all obligations under the Lease.

LANDLORD:

SOUTHWEST PROFESSIONAL BUILDING, LTD., a Texas limited partnership

By: SWPB, INC., a Texas corporation, as general partner

By: ______________________
Donald Mauldin, M.D., President